Exhibit 4.4

CELESTICA INC.

LONG TERM INCENTIVE PLAN

June 28, 1998

As amended and restated as of December 9, 2004, April 21, 2005, July 26, 2006,
December 13, 2006, March 12, 2007 and April 19, 2011

CELESTICA INC.

LONG TERM INCENTIVE PLAN

PART I

1.                                                                                      PURPOSE

1.1                                                                               This Long Term Incentive Plan has been established by the Company to provide incentives to certain of its employees and consultants and its directors, to foster a responsible balance between short term and long term results, and to build and maintain a strong spirit of performance and entrepreneurship.

2.                                                                                      PLAN DEFINITIONS AND INTERPRETATION

2.1                                                                               In this Long Term Incentive Plan, the following terms have the following meanings:

(a)                                 “Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, the Securities Act (Ontario), the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act 1934, as amended, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(b)                                 “Beneficiary” means any person designated by the Participant by written instrument filed with the Company to receive any amount, securities or property payable under the Plan in the event of a Participant’s death or, failing any such effective designation, the Participant’s estate;

(c)                                  “Blackout Period” means a period of time during which the Participant cannot exercise an Option, or sell Shares, due to applicable law or policies of the Company in respect of insider trading;

(d)                                 “Board” means the Board of Directors of the Company;

(e)                                  “Change in Control” means the occurrence of any of the following after the date hereof:

(i)                  the acquisition by any person (or more than one person acting as a group) of beneficial ownership of securities of the Company which, directly or following conversion or exercise thereof, would entitle the holder thereof to cast more than 50% of the votes attaching to all securities of the Company which may be cast to elect directors of the Company, other than the additional acquisition of securities by a person beneficially owning such number of securities on the date hereof;

(ii)               Incumbent Directors ceasing to constitute a majority of the Board as a consequence of the solicitation of proxies through a proxy circular by persons other than management; or

(iii)            the consummation of an amalgamation, arrangement, merger or other consolidation of the Company with another company or a sale of all or substantially all of the assets of the Company to another company pursuant to which, and such that, all the persons who, immediately prior to such consummation, beneficially owned all of the securities of the Company which could be cast to elect directors of the Company, immediately thereafter do not beneficially own securities of the successor or continuing company or company acquiring the assets which would entitle such persons, directly or following conversion or exercise thereof, to cast more than 50% of the votes attaching to all securities of such company which may be cast to elect directors of that company;

(e.1)                        “Code” means the United States Internal Revenue Code of 1986;

(f)                                   “Committee” means the committee of the Board, as constituted from time to time, which may be appointed by the Board to, inter alia, interpret, administer and implement the Plan, and includes any successor committee appointed by the Board for such purposes;

(g)                                  “Company” means Celestica Inc. and its respective successors and assigns, and any reference in the Plan to action by the Company means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Company including, without limitation, the Committee;

(h)                                 “Consultant” means a consultant as defined in the Rule excluding investor relations persons and associated consultants as defined in the Rule;

(i)                                     “Date of Grant” of an Option, a Right or a Performance Unit, as the case may be, means the date the Option, Right or Performance Unit is granted to a Participant under the Plan;

(j)                                    “Designated Affiliated Entity” means a person (including a trust or a partnership) or company in which the Company has a significant investment and which the Company designates as such for the purposes of this Plan;

(k)                                 “Director” means a member of the Board;

(l)                                     “Earliest Exercise Date” in respect of an Option or Right as the case may be, means the earliest date on which the Option or Right may be exercised, as designated by the Company at the time the Option or Right is granted;

(m)                             “Fiscal Year” means the financial year of the Company;

(n)                                 “including” means including without limitation;

(o)                                 “Incumbent Director” means any member of the Board who was a member of the Board immediately prior to the occurrence of a transaction, transactions or elections giving rise to a Change in Control (other than a transaction approved by the Board) and any successor to an Incumbent Director who is recommended or elected or appointed to succeed an Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the Board;

(p)                                 “Independent Broker” means a registered broker which is independent under Stock Exchange Rules;

(p.1)                       “Insider” means an insider of the Company as defined by the rules of the TSX for the purposes of the TSX’s rules relating to security-based compensation arrangements;

(q)                                 “Latest Exercise Date” means the latest date on which an Option or Right as the case may be, may be exercised, as designated by the Company at the time the Option or Right is granted;

(r)                                    “Market Price” shall mean the weighted average price per Share (or the mean of the closing bid and ask prices, if not traded) on the TSX or NYSE, as selected by the Company on the Date of Grant, during the period five trading days preceding the date of the determination;

(r.1)                          “NYSE” means The New York Stock Exchange;

(s)                                   “Option” means a right granted under the Plan to a Participant to purchase Shares in accordance with the Plan;

(t)                                    “Option Program” means the Stock Option Program, consisting of Part II of the Plan, as amended and restated from time to time;

(u)                                 “Participant” means

(i)                  a Director,

(ii)               a permanent employee of the Company, a Subsidiary or a Designated Affiliated Entity, or

(iii)            a Consultant of the Company, a Subsidiary, or a Designated Affiliated Entity,

who has been designated by the Company for participation in the Plan and who has agreed to participate in the Plan or any Program thereof on such terms as the Company may specify;

(v)                                 “Performance Share Program” means the Performance Share Unit Program, consisting of Part IV of the Plan, as amended and restated from time to time;

(w)                               “Performance Unit” means a unit allocated to a Participant in accordance with the Performance Share Program;

(x)                                 “Plan” means this Long Term Incentive Plan, consisting of the Option Program, the Rights Program and the Performance Share Program, as amended and restated from time to time;

(y)                                 “Program” means the Option Program, the Rights Program or the Performance Share Program, as applicable;

(z)                                  “Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, (iv) offer for shares of the Company which if successful would entitle the offeror to acquire all of the shares of the Company or all of one or more particular class(es) of shares of the Company to which the offer relates, (v) sale of a material portion of the assets of the Company, or (vi) arrangement or other scheme of reorganization;

(aa)                          “Right” means a stock appreciation right granted under the Rights Program to a Participant in accordance with the Rights Program;

(bb)                          “Retirement” means, with respect to any Participant, when the Participant:

(i)                  is no longer an employee as a result of a voluntary resignation or as a result of a termination action by the Company, a Subsidiary or Designated Affiliated Entity on a not for cause basis;

(ii)               has completed his or her last day of employment with the Company, a Subsidiary or Designated Affiliated Entity, as applicable; and

(iii)            when the sum of the Participant’s age and years of service equals 65 provided that the Participant’s age shall be at least 55 years and that the Participant has been employed for a minimum of five years; and

for greater certainty, a Participant who is no longer an employee by reason of death or as a result of termination action by the Company, a Subsidiary or Designated Affiliated Entity on a for cause basis shall not be eligible for Retirement treatment under the Plan;

(cc)                            “Rights Program” means the Stock Appreciation Rights Program, consisting of Part III of the Plan, as amended and restated from time to time;

(dd)                          “Rule” means Part 2, Division 4 of National Instrument 45-106 - Prospectus and Registration Exemptions, as it may be amended or replaced;

(ee)                            “Shares” means the Subordinate Voting Shares in the capital of the Company, and includes any shares of the Company into which such shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise;

(ff)                              “Stock Exchange Rules” means the applicable rules of any stock exchange upon which shares of the Company are listed;

(gg)                            “Subsidiary” means a subsidiary of the Company as defined by the Business Corporations Act (Ontario);

(hh)                          “TSX” means The Toronto Stock Exchange;

(ii)                                  “Withholding Obligations” means any federal, provincial, state or local law relating to withholding of tax or other required deductions, including the amount, if any, includable in the income of a Participant; and

(jj)                                “Year” in respect of an Option, Right or Performance Unit, as the case may be, means a calendar year commencing on the Date of Grant of the Option, Right or Performance Unit, as the case may be, or on any anniversary of such date.

2.2                                                                               Certain other defined terms used herein have the meanings ascribed to them in the Option Program, the Rights Program or the Performance Share Program.

2.3                                                                               In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

2.4                                                                               The Option Price per Share or Market Price may be expressed or designated in a currency other than Canadian dollars, based on the noon day foreign exchange rate as quoted by the Bank of Canada on the relevant date or such other foreign exchange rate basis as the Company may determine to be appropriate.

2.5                                                                               This Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction of each and every provision of the Plan and any Options, Rights or Performance Units granted hereunder shall be construed according to the laws of the Province of Ontario.

2.6                                                                               This Plan consists of four parts, the first part (“Part I”) commencing with section 1, consisting of general provisions applicable to the Plan as a whole; the second part (“Part II”) commencing with section 5, consisting of the Option Program; the third part (“Part III”) commencing with section 12, consisting of the Rights Program; and the fourth part (“Part IV”) commencing with section 18, consisting of the Performance Share Program.

3.                                                                                      GENERAL

3.1                                                                               The transfer of an employee from the Company to a Subsidiary or a Designated Affiliated Entity, from a Subsidiary or a Designated Affiliated Entity to the Company, or from one Subsidiary or Designated Affiliated Entity to another Subsidiary or Designated Affiliated Entity, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Company as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the later of the date when the leave equals ninety days or the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or by contract, except that in the event active employment is not renewed at the end of the leave of absence, the employment relationship shall be deemed to have ceased at the beginning of the leave of absence.

3.2                                                                               The number of Shares which may be issued from the treasury of the Company under this Plan is limited to 29,000,000.  The number of Shares which may be reserved for issue under Options, or Rights granted pursuant to this Plan, together with Shares reserved for issue under any other employee-related plan of the Company or options for services granted by the Company, to any one person shall not exceed 5% of the outstanding voting securities of the Company.  The Company may from time to time designate in each case such other maximum number for this purpose which, however, will not in any event exceed the maximum number permitted from time to time under Stock Exchange Rules.  The number of Shares which may be issued from the treasury of the Company under this Plan to Directors is limited to 2,000,000.  The number of Shares reserved for issue under Options or Rights granted to Insiders pursuant to this Plan, together with Shares reserved for issue to Insiders under any other existing share compensation arrangement of the Company, shall not exceed 10% of the aggregate outstanding Multiple Voting Shares and Shares of the Company.  Within any one-year period, the number of Shares issued to Insiders pursuant to this Plan and all other existing share compensation arrangements of the Company shall not exceed 10% of the aggregate outstanding Multiple Voting Shares and Shares of the Company and the number of Shares issued to any one Insider and such Insider’s Associates shall not exceed 5% of the aggregate outstanding Multiple Voting Shares and Shares of the Company.  If the number of Shares shall be increased or decreased as a result of a stock split, consolidation, reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course, the Company may make appropriate adjustments to the maximum number of Shares which may be issued from the treasury of the Company under the Plan.

3.3                                                                               Within any one-year period, the aggregate number of Options, Rights and Performance Units that may be granted to Participants is limited such that the aggregate of:

(a)                                 in the case of Options, the number of Shares issuable upon the exercise of such Options;

(b)                                 in the case of Rights, the Designated Rights Amount; and

(c)                                  in the case of Performance Units, the number of Performance Units,

shall not exceed 1.2% of the average aggregate number of Shares and Multiple Voting Shares of the Company outstanding during that period.  If the number of outstanding Shares shall be increased or decreased as a result of a stock split, consolidation, reclassification or capitalization, the Company shall make appropriate adjustments to the maximum aggregate number of Options, Rights and Performance Units for the relevant period determined in accordance with this Section 3.3.

3.4                                                                               Subject to any Applicable Law, the Company may, but is not obligated to, acquire issued and outstanding Shares in the market for the purposes of providing Shares to Participants under the Plan.  If it does so, the Company shall utilize the services of an Independent Broker.  The Shares acquired for this purpose shall not be included for the purposes of the determining the maximum number of Shares to be issued under the Plan in accordance with section 3.2.

3.5                                                                               From time to time the Company may, in addition to its powers under the Plan, add to or amend any of the provisions of the Plan or terminate the Plan or amend the terms of any Option, Right or Performance Unit granted under the Plan; provided, however, that:

(a)                                 the Company shall obtain approval of the holders of the voting securities, by a majority of the votes cast in present or by proxy at a meeting of shareholders, of the following:

(i)                  an amendment to the Plan to increase the maximum number of Shares specified in section 3.2 which may be issued under this Plan;

(ii)               any amendment to an Option that would reduce the Option Price of an outstanding Option (including the cancellation of an Option and, in conjunction with such cancellation, re-grant of an Option at a reduced Option Price);

(iii)            any amendment to an Option that would extend the term of any Option or Right granted under this Plan beyond the Latest Exercise Date;

(iv)           an amendment which would expand the rights of a Participant to assign or transfer an Option, Right or Performance Unit other than as set forth in section 3.6;

(v)              amending the Plan to provide for other types of security-based compensation involving the issue of equity;

(vi)           amending or deleting section 6.3 so as to allow an Option to have a term of greater than 10 years except as contemplated by section 6.3;

(vii)        increasing or deleting the percentage limits relating to Shares issuable or issued to Insiders in section 3.2;

(viii)     increasing or deleting the percentage limit on Shares reserved for issuance to any one person pursuant to Options in section 3.2;

(ix)           adding to the categories of Participants who may be designated for participation in the Plan; and

(x)              amending this clause (a) other than as permitted by Stock Exchange Rules;

other than, for greater certainty, a change resulting from a change in share capital or Reorganization as contemplated by the provisions of this Plan; and

(b)                                 no such amendment or termination shall be made at any time which has the effect of adversely affecting the existing rights of a Participant under the Plan without his or her consent in writing unless the Company, at its option, acquires such existing rights at an amount equal to the fair market value of such rights at such time as verified by an independent valuator.

For greater certainty, the Company may, under the authority of the Board, without limitation, subject to clause (b), and without shareholder approval under clause (a), otherwise amend the Plan or the terms and conditions of Options, Rights or Performance Units granted under the Plan.

3.6                                                                               Notwithstanding Section 3.5, no amendment shall be made to any provision of this Plan or to any Option granted hereunder that has the effect of reducing the Option Price per Share of any previously-granted Option.

3.7                                                                               The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Options, Rights or Performance Units granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.

3.8                                                                               The Plan shall enure to the benefit of and be binding upon the Company, its successors and assigns.  The interest of any Participant under the Plan or in any Option, Right or Performance Unit shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner, except to a spouse or a personal holding company or family trust controlled by a Participant, the shareholders or beneficiaries of which, as the case may be, are any combination of the Participant, the Participant’s spouse, the Participant’s minor children or the Participant’s minor grandchildren, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant’s Beneficiary.

3.9                                                                               The Company’s obligation to issue or provide Shares in accordance with the terms of the Plan and any Options, Rights or Performance Units granted hereunder is subject to compliance with Applicable Law applicable to the issuance and distribution of such Shares.  As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Law and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such Applicable Law.

3.10                                                                        The Company, a Subsidiary or a Designated Affiliated Entity may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company, the Subsidiary or Designated Affiliated Entity will be able to comply with the applicable provisions of any Withholding Obligations.  The Company shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by selling, or causing a broker to sell, on behalf of any Participant or causing any Participant to sell such number of Shares issued or provided to the Participant sufficient to fund the Withholding Obligations (after deducting any commissions payable to the broker), or retaining any amount payable which would otherwise be delivered, provided or paid to the Participant hereunder.  The Company may require a Participant, as a condition to exercise of an Option or being issued or provided Shares hereunder, to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations on terms and conditions determined by the Company in its sole discretion, including, without limitation, requiring the Participant to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; or (iii) cause a broker who sells Shares acquired by the Participant under the Plan on behalf of the Participant to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

3.11                                                                        A Participant shall not have the right or be entitled to exercise any voting rights, receive dividends or have or be entitled to any other rights as a shareholder in respect of (i) Shares subject to an Option unless and until such Shares have been paid for in full and issued, (ii) any Rights, or (iii) any Performance Units unless and until issued or provided in the form of Performance Shares.

3.12                                                                        Neither designation of an employee as a Participant nor the grant of any Options, Rights or Performance Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Options, Rights or Performance Units under the Plan.  Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate a Participant’s employment at any time.  Neither the period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

3.13                                                                        No member of the Board or the Committee shall be liable for any action or determination made in good faith in connection with the Plan and members of the Board and the Committee shall be entitled to indemnification and reimbursement from the Company in respect of any claim relating thereto.

3.14                                                                        Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any employee’s employment with, or any Consultant’s engagement by, the Company, a Subsidiary or Designated Affiliated Entity.

3.15                                                                        If any provision of this Plan is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part, if any, of such provision and all other provisions hereof shall continue in full force and effect.

3.16                                                                        Neither the establishment of the Plan nor the grant of any Rights or Performance Units or the setting aside of any funds by the Company (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust.  Legal and equitable title to any funds set aside for the purposes of the Plan shall remain in the Company and no Participant shall have any security or other interest in such funds.  Any funds so set aside shall remain subject to the claims of creditors of the Company present or future.  Amounts payable to any Participant under the Plan shall be a general, unsecured obligation of the Company.  The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Company.

3.17                                                                        This Plan is hereby instituted this 28th day of June, 1998.

4.                                                                                      ADMINISTRATION

4.1                                                                               The Plan shall be administered by the Company in accordance with its provisions.  All costs and expenses of administering the Plan will be paid by the Company, but the Company shall not be responsible for the payment of any fees or expenses in respect of the re-sale by a Participant of Shares acquired by him or her under the Plan.  The Company, may from time to time, establish administrative rules and regulations and prescribe forms or documents relating to the operation of the Plan as it may deem necessary to implement or further the purpose of the Plan and amend or repeal such rules and regulations or forms or documents.  The Company, in its discretion, may appoint a Committee for the purpose of interpreting, administering and implementing the Plan or a Program.  In administering the Plan, the Company or the Committee may seek recommendations from the chief executive officer of the Company.  The Company may also delegate to the Committee or any director, officer or employee of the Company such duties and powers, relating to the Plan or a Program as it may see fit.  The Company may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or a Program.

4.2                                                                               The Company shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties.  At such times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his or her Options, Rights or Performance Units, including Date of Grant, Designated Amount and the Option Price of each Option, the number of Shares in respect of which the Option has been exercised, the maximum number of Shares which the Participant may still purchase under the Option Program, the Designated Rights Amount held by each Participant and the number of Performance Units held by each Participant.  Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Company within 30 days after such statement is given to the Participant.

4.3                               (a)                                 Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:

(i)                  delivering it personally to the Participant or to the person claiming or deriving rights through him or her, as the case may be, or

(ii)               mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company’s personnel records or (other than in the case of a payment) sending it by means of facsimile or similar means of electronic transmission (including e-mail).

(b)                                 Any payment, notice, statement, certificate or other instrument required or permitted to be given to the Company shall be given by mailing it postage paid (provided that the postal service is then in operation), delivering it to the Company at its principal address, or (other than in the case of a payment) sending it by means of facsimile or similar means of electronic transmission (including e-mail), to the attention of the Company Secretary.

(c)                                  Any payment, notice, statement, certificate or other instrument referred to in section 4.3(a) or 4.3(b), if delivered, shall be deemed to have been given or delivered on the date on which it was delivered, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed and if by facsimile or similar means of electronic transmission, on the next business day following transmission.

PART II

STOCK OPTION PROGRAM

5.                                                                                      STOCK OPTION PROGRAM DEFINITIONS

5.1                                                                               In this Program, the following terms have the following meanings:

(a)                                 “Designated Amount” of a Participant’s Option means the maximum number of Shares which the Participant may purchase under the Option, as designated by the Company;

(b)                                 “Designated Percentage” in respect of an Option means the percentage of the Designated Amount representing the maximum number of Shares which a Participant may purchase under the Option during each Option Year which, unless otherwise determined by the Company, shall be 20% commencing on the second Option Year, 40% commencing on the third Option Year, 60% commencing on the fourth Option Year, 80% commencing on the fifth Option Year and 100% commencing on the sixth Option Year;

(c)                                  “Option Price” in respect of an Option means the price designated by the Company at which the Participant may purchase a Share under the Option; and

(d)                                 “Program” means this Stock Option Program.

6.                                                                                      GRANTING OF OPTIONS AND DETERMINATION OF THE OPTION PRICE

6.1                                                                               From time to time the Company may grant Options to Participants to acquire Shares in accordance with the Plan.  In granting each such Option, the Company shall designate:

(a)                                 the Designated Amount of Shares;

(b)                                 the Earliest Exercise Date, which may be the Date of Grant;

(c)                                  the Latest Exercise Date;

(d)                                 the Designated Percentage; and

(e)                                  the Option Price, which price shall be determined by the Company in accordance with section 6.2.

6.2                                                                               The Option Price per Share in respect of an Option shall be not less than the price per Share of the last reporting selling price of at least a Board Lot of the Shares on the day preceding the Date of Grant of the Option on the TSX or NYSE, as selected by the Company on the Date of Grant, and, if there were no such trades on that day, the weighted average trading price of the Shares for the previous five days on which the Shares traded on the TSX or NYSE, as selected by the Company on the Date of Grant.

6.3                                                                               The Latest Exercise Date shall be no later than the date which is the tenth anniversary of the Date of Grant.  Notwithstanding the foregoing, the Latest Exercise Date shall be extended to the tenth business day following the last day of a Blackout Period if the Latest Exercise Date would otherwise occur in a Blackout Period or within five days of the end of the Blackout Period.

6.4                                                                               Subject to the terms of the Plan, the Company may determine other terms or conditions, if any, of any Options, including:

(a)                                 any additional conditions on the grant of Options under the Program, including conditions as to the ownership of Shares by a Participant;

(b)                                 any additional conditions with respect to the exercise of Options under the Program, including conditions in respect of

(i)                  the market price of the Shares,

(ii)               the financial performance or results of the Company, a Subsidiary, a Designated Affiliated Entity or business unit, and

(iii)            restrictions on the re-sale of Shares acquired on the exercise of Options; and

(c)                                  such other terms or conditions as the Company may in its discretion determine.

6.5                                                                               Notwithstanding any provision of this Plan to the contrary, no Options may be granted to Directors on or after April 21, 2005.

7.                                                                                      EXERCISE OF PARTICIPANT’S OPTIONS

7.1                                                                               Subject to the provisions of the Plan, an Option may be exercised by the Participant only on or after the Earliest Exercise Date and thereafter from time to time at his or her discretion to purchase in the aggregate a number of Shares equal to the aggregate of the previously unexercised portion of the Designated Amount provided that, unless the Company at any time otherwise determines,

(a)                                 subject to clause (b) of this section 7.1, the maximum number of Shares which the Participant may purchase under the Option during each of the Years commencing on the Earliest Exercise Date of the Option shall be equal to the number of Shares represented by the Designated Percentage of the Designated Amount of the Option, and

(b)                                 if the number of Shares purchased under the Option during any of the Years is less than the maximum number which could have been purchased under the Option during that Year, the difference shall be carried forward and added to the maximum number of Shares which may be purchased under the Option in the immediately following Year, and so on from time to time, provided that the percentage of the Designated Amount which the Participant may purchase under an Option shall not exceed one hundred per cent (100%).

7.2                                                                               Notwithstanding section 7.1, Options may be exercised at any time following a Change in Control.

7.3                                                                               Unless the Company at any time otherwise determines, a Participant’s Option shall terminate and may not be exercised after the earliest of:

(a)                                 in the case of the termination of employment with the Company for cause, immediately as of the time of such termination;

(b)                                 30 days after the date of the Participant’s termination of employment with the Company, unless such termination occurs by reason of termination of the Participant’s employment for cause or the Participant’s death, disability or Retirement as contemplated in subsections (a), (c) or (d) of this section, in which case the provisions of the applicable subsection shall govern;

(c)                                  three years after the Participant’s Retirement provided that if the Participant dies prior to the expiry of the first two years of such three-year period the Option shall terminate one year after the Participant’s death;

(d)                                 one year after the Participant’s death or the termination of employment with the Company by reason of his disability (as determined by the Company in its sole discretion); and

(e)                                  the Latest Exercise Date of the Participant’s Option;

provided that, in any event, the Option shall terminate no later than ten years after the Date of Grant.

7.4                                                                               The exercise of an Option under the Plan shall be made by notice to the Company in writing specifying and subscribing for the number of Shares in respect of which the Option is being exercised at that time and, except where payment is made by another means satisfactory to the Company such as wire transfer of funds, accompanied by a certified cheque or bank draft payable to the Company in the amount of the aggregate Option Price for such number of Shares.  Upon receipt of such notice and payment, the Shares in respect of which the Option has been exercised shall be issued as fully-paid and non-assessable shares of the Company.  As of the business day the Company receives such notice and such payment, the Participant (or the person claiming through him, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of Shares in respect of which the Option was exercised and to receive as promptly as possible thereafter a certificate representing the said number of Shares.

7.5                                                                               A Participant may, in lieu of an exercise of an Option under section 7.4, exercise an Option for a number of Shares without payment of the Option Price by notice to the Company in writing specifying the Participant is subscribing for that number of Shares to which the Participant is entitled under this Program without payment of the Option Price.  The number of

Shares to be issued or provided to the Participant is the number obtained by dividing (a) the difference between the Market Price and the Option Price multiplied by the number of the Shares in respect of which the Option would otherwise be exercised under section 7.4 with the payment of the aggregate Option Price by (b) the Market Price.  The Shares issued in respect thereof shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Company would have received if the Shares had been issued for money.

7.6                                                                               Unless otherwise determined by the Company, if the Participant is a person who has knowledge of a “material fact” or “material change” (each as defined under the Securities Act (Ontario)) in respect of the Company that has not been generally disclosed in accordance with applicable securities legislation and adequately disseminated to the public, he or she shall not be entitled to exercise the Option.

8.                                                                                      EFFECT OF TERMINATION OF OPTION

8.1                                                                               If any Option has terminated or expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option shall become available to be issued upon the exercise of Options subsequently granted under the Program.

9.                                                                                      CHANGES IN SHARE CAPITAL

9.1                                                                               If the number of outstanding Shares shall be increased or decreased as a result of a stock split, consolidation, reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course, the Company may make appropriate adjustments to the Designated Amount of any Option which has previously been granted under the Program, the maximum number of Shares which the Participant may thereafter purchase under such Option, the Option Price in respect of such Option and any maximum number of Shares which may be issued under the Program.  Any determinations by the Company as to the adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under the Program.

9.2                                                                               No fractional shares shall be issued upon the exercise of an Option nor shall any scrip certificates in lieu thereof be issuable at any time.  Accordingly, if as a result of any adjustment under section 9.1 a Participant would otherwise have become entitled to a fractional share upon the exercise of an Option, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interests so disregarded.

10.                                                                               LOANS TO PARTICIPANTS

10.1                                                                        Subject to Applicable Law, the Company may in its sole discretion arrange for the Company, any Subsidiary or any Designated Affiliated Entity to make loans or provide guarantees for loans by financial institutions to assist Participants to purchase Shares upon the exercise of the Options and to assist the Participants to pay any income tax exigible upon exercise of the Options.  Such loans may be secured or unsecured, and at such rates of interest, if any, and on such other terms as may be determined by the Company, provided that in no event shall any loan be outstanding for more than 10 years from the Date of Grant of the relevant Option.

11.                                                                               REORGANIZATION

11.1                                                                        In the event of a Reorganization or proposed Reorganization, the Company, at its option, may, subject to Stock Exchange Rules, do either of the following:

(a)                                 irrevocably commute any Option held by a Participant that is still capable of being exercised, upon giving to such Participant at least 30 days’ written notice of its intention to commute the Option on a specified date, and during the period to such date, the Option, to the extent that it has not been exercised, may be exercised by the Participant up to the Designated Amount of Shares which may be purchased under the Option, without regard to the limitations contained in subsection 7.1(a), and on the expiry of such period of notice, the unexercised portion of the Option shall lapse and be cancelled, or

(b)                                 the Company, or any corporation which is or would be the successor to the Company or which may issue securities in exchange for Shares upon the Reorganization becoming effective, may offer any Participant in writing the opportunity to obtain a new or replacement option over any securities into which the Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Shares under option or some other appropriate basis, or some other property.  If a Participant accepts such offer, he or she shall be deemed to have released his or her Option over Shares and such Option shall be deemed to have terminated.

11.2                                                                        The Company may specify in any notice or offer made under section 11.1, that, if for any reason, the Reorganization is not completed, the Company may revoke such notice or offer.  The Company may exercise such right by further notice in writing to the Participant and return to the Participant any amount paid as an Option Price by the Participant to the Company and the Option shall thereafter continue to be exercisable by the Participant in accordance with its terms.

11.3                                                                        Subsections (a) and (b) of section 11.1 are intended to be permissive and may be utilized independently or successively or in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Company to deal with Options in any other manner.

PART III

STOCK APPRECIATION RIGHTS PROGRAM

12.                                                                               PROGRAM DEFINITIONS

12.1                                                                        In this Program, the following terms have the following meanings:

(a)                                 “Designated Rights Amount” of a Participant’s Rights means the maximum number of Rights which the Participant may exercise, as designated by the Company;

(b)                                 “Designated Rights Percentage” means the percentage of the Designated Rights Amount representing the maximum number of Rights which a Participant may exercise each Year, which, unless otherwise determined by the Company, shall be 20% commencing on the second Year, 40% commencing on the third Year, 60% commencing on the fourth Year, 80% commencing on the fifth Year and 100% commencing on the sixth Year;

(c)                                  “In the Money” means the excess, if any, of the Market Price of a Share at any time over the Strike Price;

(d)                                 “Program” means this Stock Appreciation Rights Program;

(e)                                  “Rights Letter” means a letter approved by the Company whereby a Participant may exercise his Rights; and

(f)                                   “Strike Price” means the Market Price on the Date of Grant.

13.                                                                               GRANTING OF RIGHTS

13.1                                                                        From time to time the Company may grant Rights to a Participant in accordance with the Plan.  In granting any such Rights, the Company shall designate:

(a)                                 the Designated Rights Amount;

(b)                                 the Earliest Exercise Date;

(c)                                  the Latest Exercise Date;

(d)                                 the Designated Rights Percentage; and

(e)                                  the Strike Price of the Shares on the Date of Grant.

13.2                                                                        Subject to the term of the Plan, the Company may determine other terms or conditions, if any, of any Rights, including:

(a)                                 any additional conditions on the grant of Rights under the Program, including conditions as to the ownership of Shares by a Participant;

(b)                                 any additional conditions with respect to the exercise of Rights under the Program, including conditions in respect of (i) the market price of the Shares and (ii) the financial performance or results of the Company, a Subsidiary, a Designated Affiliated Entity, or business unit; and

(c)                                  such other terms or conditions of the Company may in its discretion determine.

14.                                                                               EXERCISE OF PARTICIPANT’S RIGHTS

14.1                                                                        Subject to the provisions of the Program, a Right may be exercised by the Participant only on or after the Earliest Exercise Date and thereafter from time to time at his or her discretion, provided that, unless the Company at any time otherwise determines,

(a)                                 subject to clause (b) of this section 14.1, the maximum number of Rights which the Participant may exercise during each of the Years commencing on the Earliest Exercise Date of the Right shall be equal to the number of Rights represented by the Designated Rights Percentage of the Designated Rights Amount, and

(b)                                 if the number of Rights exercised during any of the Years is less than the maximum number which could have been exercised during that Year, the difference shall be carried forward and added to the maximum number of Rights which may be exercised immediately following the Year, and so on from time to time.

14.2                                                                        Notwithstanding section 14.1, Rights may be exercised at any time following a Change in Control.

14.3                                                                        Upon exercising a Right, the Participant will be paid the amount by which such Right is In The Money on the date of exercise of the Right, subject to any applicable withholding of taxes.

14.4                                                                        Unless the Company at any time otherwise determines, a Participant’s Right shall terminate and may not be exercised after the earliest of:

(a)                                 in the case of termination of employment with the Company for cause, immediately as of the time of such termination;

(b)                                 30 days after the date of the Participant’s termination of employment with the Company, unless such termination occurs by reason of termination of the Participant’s employment for cause or the Participant’s death, disability or Retirement as contemplated in subsections (a), (c) or (d) of this section, in which case the provisions of the applicable subsection shall govern;

(c)                                  three years after the Participant’s Retirement provided that if the Participant dies prior to the expiry of the first two years of such three-year period, the Right shall terminate one year after the Participant’s death;

(d)                                 one year after the Participant’s death or the termination of employment with the Company by reason of his disability (as determined by the Company in its sole discretion); and

(e)                                  the Latest Exercise Date of the Participant’s Right.

14.5                                                                        No certificates shall be issued with respect to such Rights, but the Company shall maintain records in the name of each Participant showing the number of Rights to which such Participant is entitled in accordance with the Rights Program.

14.6                                                                        In order to exercise his Rights, the Participant must forward a completed Rights Letter by personal delivery, or registered mail or facsimile to the Company in the manner provided for in section 4.3.

14.7                                                                        The Company may, in lieu of all or a portion of the amount which would otherwise be payable to a Participant under this Program, issue or provide to a Participant a number of Shares.  The number of Shares to be issued or provided to a Participant will be determined by dividing the cash amount that is proposed to be provided in the form of Shares under this section by the applicable Market Price.

15.                                                                               EXERCISE OF RIGHTS

15.1                                                                        Unless otherwise determined by the Company, if the Participant is a person who has knowledge of a “material fact” or “material change” (each as defined under the Securities Act (Ontario)) in respect of the Company that has not been generally disclosed in accordance with applicable securities legislation and adequately disseminated to the public, he or she shall not be entitled to exercise the Right.

16.                                                                               CHANGES IN SHARE CAPITAL

16.1                                                                        If the number of outstanding Shares shall be increased or decreased as a result of a stock split, consolidation, reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course, the Company may make appropriate adjustments to the Designated Rights Amount and/or the Strike Price.  Any determinations by the Company as to the adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under the Program.

17.                                                                               REORGANIZATION

17.1                                                                        In the event of a Reorganization or proposed Reorganization, the Company, at its option, may, subject to Stock Exchange Rules, do either of the following:

(a)                                 irrevocably commute any Right that is still capable of being exercised, upon giving to any Participant to whom such Right has been granted at least 30 days’ written notice of its intention to commute the Right on a specified date, and during the period to such date, the Right, to the extent that it has not been exercised, may be exercised by the Participant up to the Designated Rights Amount without regard to the limitations contained in subsection 14.1(a), and on the expiry of such period of notice, the unexercised portion of the Rights shall lapse or be cancelled; or

(b)                                 the Company, or any corporation which is or would be the successor to the Company or which may issue securities in exchange for Shares upon the Reorganization becoming effective, may offer any Participant in writing the opportunity to obtain a new or replacement stock appreciation right or a security in respect of any securities into which the Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Rights held by such Participant or some other appropriate basis, or some other property. If a Participant accepts such offer, he or she shall be deemed to have released his or her Rights and such Rights shall be deemed to have terminated.

17.2                                                                        The Company may specify in any notice or offer made under section 17.1, that, if for any reason, the Reorganization is not completed, the Company may revoke such notice or offer.  The Company may exercise such right by further notice in writing to the Participant and the Right shall thereafter continue to be exercisable by the Participant in accordance with its terms.

17.3                                                                        Subsections (a) and (b) of section 17.1 are intended to be permissive and may be utilized independently or successively or in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Company to deal with Rights in any other manner.

PART IV

PERFORMANCE SHARE UNIT PROGRAM

18.                                                                               PERFORMANCE SHARE UNIT PROGRAM DEFINITIONS

18.1                                                                        In this Program, the following terms have the following meanings:

(a)                                 “Performance Grant” means a grant to a Participant, under the Program pursuant to Article 19, of a bonus stated as a dollar amount;

(b)                                 “Performance Unit” means a unit allocated to a Participant under the Program in accordance with Article 19;

(c)                                  “Program” means this Performance Share Program; and

(d)                                 “Release Date” means, for a Performance Grant, the date or dates on which Performance Units shall be issued or be provided in the form of Performance Shares.

19.                                                                               GRANT OF PERFORMANCE GRANTS AND ALLOCATION OF PERFORMANCE UNITS

19.1                                                                        The Company may, in its sole discretion, determine whether Performance Grants will be made to a particular Participant, the dollar amount of any such Performance Grant, the Release Dates for the relevant Shares for such Participant and whether the Participant may elect to receive a cash payment in lieu of Shares under such Performance Grant.  In making such determinations, the Company may take into account such criteria as it deems appropriate, including the Participant’s:  (i) level of responsibility; (ii) rate of compensation; (iii) individual performance and contribution; and/or (iv) agreement to become a permanent employee of the Company, a Subsidiary or a Designated Affiliated Entity.

19.2                                                                        At the option of either the Company or the Participant, the amount payable to a Participant under any bonus, profit sharing or gain-sharing program by the Company, a Subsidiary or a Designated Affiliated Entity in respect of a Fiscal Year, or a portion thereof, may be provided in the form of Performance Grants in lieu thereof, provided the Company or Participant so elects prior to the completion of the relevant Fiscal Year.  In this case, the amount of the Performance Grant shall be the amount in respect of which the election has been made and the Release Date shall be the date or a specified event (including termination of employment on Retirement) determined by the Company.

19.3                                                                        On the Date of Grant, each Participant who receives a Performance Grant shall be allocated Performance Units reflecting such Performance Grant.

19.4                                                                        The number of Performance Units to be allocated to a particular Participant shall be obtained by dividing the amount of the Performance Grant of such Participant by the closing price of the Shares on the trading day preceding the Date of Grant on the TSX or NYSE, as selected by the Company on the Date of Grant.  Fractional Units may be allocated.  Each such Performance Unit shall represent the right to receive one Share or a cash payment at the time, in the manner and subject to the restrictions set forth in this Program.

19.5                                                                        No certificates shall be issued with respect to such Performance Grants or Performance Units, but the Company shall maintain records in the name of each Participant showing the number of Performance Units to which such Participant is entitled in accordance with the Performance Share Program.

20.                                                                               PERFORMANCE UNITS

20.1                                                                        Subject to section 20.2 and Article 21, and unless otherwise determined by the Company at the Date of Grant, the Performance Units shall be issued or provided in the form of Shares or cash on the Release Date as determined under Article 19.

20.2                                                                        Subject to the terms of the Plan, the Company may determine other terms or conditions of any Performance Units, including

(a)                                 any additional conditions with respect to the issue or provision of Shares under the Program, including conditions in respect of

(i)                  the market price of the Shares,

(ii)               the financial performance or results of the Company, a Subsidiary, a Designated Affiliated Entity or business unit, and

(iii)            restrictions on the re-sale of Shares acquired under the Program; and

(b)                                 any other terms and conditions the Company may in its discretion determine.

21.                                                                               TERMINATION OF EMPLOYMENT AND FORFEITURES

21.1                                                                        Unless otherwise determined by the Company at any time, if a Participant ceases to be employed by the Company, a Subsidiary or Designated Affiliated Entity for any reason other than death, long-term disability, Retirement or termination without cause, there shall be forfeited as of such termination of employment such Performance Units as have not been issued, or provided, in the form of Shares in accordance with the Plan.  No cash or other compensation shall at any time be paid in lieu of any such Performance Units which have been forfeited under this Plan.

21.2                                                                        Unless otherwise determined by the Company at any time, if a Participant ceases to be an employee of the Company, a Subsidiary or a Designated Affiliated Entity by reason of death or long-term disability, the Participant’s right to be paid in respect of any unsatisfied Performance Unit previously granted to the Participant will be prorated based on the ratio of (a) the number of days of employment completed by the Participant between the Date of Grant of the Performance Unit and the date of death or long-term disability bears to (b) the number of days between the Date of Grant and the scheduled Release Date for such Unit.  All Performance

Units shall be satisfied in the form of Shares to the Participant or his or her Beneficiary, as applicable, on a date which is 90 days after such event.

21.3                                                                        Unless otherwise determined by the Company at any time, if a Participant’s employment with the Company, a Subsidiary or a Designated Affiliate is terminated without cause, the Participant’s right to be paid in respect of any Performance Unit previously granted to the Participant will be prorated based on the ratio of (a) the number of full years (with no credit for partial years) of employment completed by the Participant between the Date of Grant of the Performance Unit and termination of employment bears to (b) the number of full years, whether calendar or fiscal, between the Date of Grant and the scheduled Release Date for such Unit. All Performance Units shall be satisfied in the form of Shares on a date which is 90 days after such termination of employment.

21.4                                                                        Unless otherwise determined by the Company at any time, if a Participant ceases to be employed by the Company, a Subsidiary or Designated Affiliated Entity by reason of Retirement, the entitlement of the Participant with respect to Performance Units that have not been satisfied as of the date of Retirement shall vest on the scheduled Release Date for such Performance Units.

21.5                                                                        This Plan is intended to comply in all respects with, or be exempt from, Section 409A of the Code.  The foregoing notwithstanding, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.  In case any one or more provisions of this Plan needs to be interpreted to comply with, or be exempt from, Section 409A of the Code, then such provision shall be so interpreted.  If at the time of a Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Participant) until the date that is at least six (6) months following the Participant’s termination of employment with the Company (or the earliest date permitted under Section 409A of the Code).

21.6                                                                        If there is a Change of Control, all Performance Units shall be issued or provided in the form of Shares to all Participants.

22.                                                                               ISSUE OF SHARES

22.1                                                                        The number of Shares to be issued or provided to a Participant shall be equal to the whole number of Performance Units which are to be released.  Where, under section 20.1, the number of Units allocated would result in the issue of a fractional Unit in the form of a fractional Share, the number of Units to be issued in the form of Shares shall be rounded down to the next whole number of Performance Units.  No fractional Shares shall be issued or provided nor shall cash be paid at any time in lieu of any such fractional interest.  Any such fractional interest of a

Unit which, together with other fractional interests, form a whole Unit, shall be issued or provided in the form of a Share as part of the Units to be issued or provided to the Participant on the next applicable Release Date, if any.

22.2                                                                        Shares issued by the Company from treasury under the Performance Share Program shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Company would have received if the Shares had been issued for money.

22.3                                                                        If permitted by the Company under the terms of the Performance Grant, a Participant may elect to receive a payment of a cash in lieu of the issue or provision of Shares. The Participant shall advise the Company of the Participant’s election at or prior to the Release Date for such Performance Grant. Absent any such permitted election, the Participant shall be issued or provided Shares in accordance with section 22.1. The amount payable pursuant to such election shall be equal to the number of Shares issuable or provided under the terms of the Performance Grant, multiplied by the Market Price on the Release Date, subject to any applicable withholding tax.

23.                                                                               MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER PROGRAM

23.1                                                                        The number of Shares which may be issued pursuant to the Program to any one person shall not exceed 1% of the issued and outstanding voting securities of the Company.  The Company may from time to time designate such other maximum percentage which, however, will not in any event exceed the maximum percentage permitted from time to time under Stock Exchange Rules.

23.2                                                                        If Performance Units are forfeited under this Plan, they shall again be available for allocation under this Program.

24.                                                                               CHANGES IN SHARE CAPITAL

24.1                                                                        If the number of outstanding Shares shall be increased or decreased as a result of a stock split, consolidation, subdivision, reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course, the Company may make appropriate adjustments to any maximum number of Shares which can be issued under the Program and the number of Performance Units granted to each Participant.  Any determinations by the Company as to the adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under the Program.

25.                                                                               REORGANIZATION

25.1                                                                        In the event of a Reorganization or proposed Reorganization, the Company, at its option, may, subject to Stock Exchange Rules, do either of the following:

(a)                                 irrevocably commute for or into any other security or other property or cash any unsatisfied Performance Unit held by a Participant upon giving to such Participant at least 30 days’ written notice of its intention to commute the Performance Unit on a specified date, and during the period to such date, the Participant may elect to require the Company to issue or provide the Shares to him or her equal to such unsatisfied Performance Units, without regard to the limitations contained in section 20.1, or

(b)                                 the Company, or any corporation which is or would be the successor to the Company or which may issue securities in exchange for Shares upon the Reorganization becoming effective, may offer any Participant in writing the opportunity to obtain the securities into which the Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of unsatisfied Performance Units held by such Participant or some other appropriate basis, or some other property.  If a Participant accepts such offer, he or she shall be deemed to have released his or her rights relating to the Performance Units and such Performance Units shall be deemed to have terminated.

25.2                                                                        The Company may specify in any notice or offer made under section 25.1, that, if for any reason, the Reorganization is not completed, the Company may revoke such notice or offer.  The Company may exercise such right by further notice in writing to the Participant and the Performance Unit shall thereafter continue to be allocated to the Participant in accordance with its terms.

25.3                                                                        Subsections (a) and (b) of section 25.1 are intended to be permissive and may be utilized independently or successively or in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Company to deal with Performance Units in any other manner.

SCHEDULE A

CELESTICA INC. INLAND REVENUE APPROVED RULES FOR UNITED KINGDOM EMPLOYEES

(“THE SUB-PLAN”)

1.                                      General

This schedule to the Celestica Inc. Long Term Incentive Plan (“the Plan”) sets out the Inland Revenue approved rules for United Kingdom employees (“the Sub-Plan”).

2.                                      Establishment of Sub-Plan

Celestica Inc. (“the Company”) has established the Sub-Plan under section 3.4 of the Plan, which authorises the Company to add to or amend any provisions of the Plan(i).

3.                                      Purpose of Sub-Plan

The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire shares in the Company under the Plan.

4.                                      Inland Revenue approval of Sub-Plan

The Sub-Plan is intended to be approved by the Inland Revenue under Schedule 9 to ICTA 1988.

5.                                      Rules of Sub-Plan

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this schedule, the schedule shall prevail.

6.                                      Relationship of Sub-Plan to Plan

The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.                                      Interpretation

7.1                               In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Approval Date	The date on which the Sub-Plan is approved by the Inland Revenue under Schedule 9 to ICTA 1988;

Associated Company	The meaning given to that expression by section 187(2) of ICTA 1988;(ii)

Close Company	The meaning given to that expression by section 414(1) of, and paragraph 8 of Schedule 9 to, ICTA 1988;(iii)

Consortium	The meaning given to that word by section 187(7) of ICTA 1988;(iv)

Control	The meaning given to that word by section 840 of ICTA 1988 and “Controlled” shall be construed accordingly;(v)

Eligible Employee

an individual who is:

(a)              an employee of a Participating Company; or

(b)              a director of a Participating Company who is contracted to work at least 25 hours per week for the Company and its subsidiaries or any of them (exclusive of meal breaks)

and who, in either case, does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

ICTA 1988	The Income and Corporation Taxes Act 1988;

Market Value	Notwithstanding section 6.2 of the Plan: (a) in the case of an Option granted under the Sub Plan: (i) if at the relevant time the Shares are listed on the New

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York Stock Exchange(vi) the last reported selling price of a Share on the New York Stock Exchange as reported in the [Wall Street Journal] for the dealing day immediately preceding the Date of Grant of the Option (for the avoidance of doubt, if there were no trades on the day immediately preceding the Date of Grant, the weighted average trading price of the Shares for the previous five days on which the shares traded on the New York Stock Exchange); or

(ii)                                  at the discretion of the Committee, the last reported selling price of a Share on the New York Stock Exchange as reported in the [Wall Street Journal] on the Date of Grant of the Option (for the avoidance of doubt, if there were no trades on the Date of Grant, the weighted average trading price of the Shares for the previous five days on which the shares traded on the New York Stock Exchange);

(iii)                               if paragraphs (i) or (ii) do not apply, the market value of a Share as determined in accordance with Part  VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division on the Date of Grant of the Option or such earlier date or dates as may be agreed with the Board of Inland Revenue;

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(b)              in the case of an option granted under any other share option scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option;

Material Interest	the meaning given to that expression by section 187(3) of ICTA 1988;(vii)

Notification of Grant of Option	the notification issued in respect of the grant of an option;

Option	a subsisting right to acquire Shares granted under the Sub-Plan;
Option Holder	an individual who holds an Option or, where the context permits, his legal personal representatives;

Ordinary Share Capital	the meaning given to that expression by section 832(1) of ICTA 1988; and

Participating Company	the Company or a Subsidiary over which the Company has Control unless such Subsidiary has been excluded from participation by the Committee;

Subsidiary	the meaning given to that word in section 736 of the Companies Act 1985;

7.2                               In this schedule, unless the context otherwise requires:

7.2.1                     words and expressions not defined above have the same meanings as are given to them in the Plan;

7.2.2                     the rule headings are inserted for ease of reference only and do not affect their interpretation;

7.2.3                     a reference to a rule is a reference to a rule in this schedule;

7.2.4                     the singular includes the plural and vice-versa and the masculine includes the feminine; and

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7.2.5                     a reference to a  statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.                                      Companies participating in Sub-Plan

For the avoidance of doubt reference in the Plan to participation by a Designated Affiliated Entity of the Company shall be disregarded for the purposes of the Sub-Plan.

9.                                      Shares used in Sub-Plan

The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of Schedule 9 to ICTA 1988.(viii)

10.                               Grant of Options

An option granted under the Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this schedule.

11.                               Identification of Options

A Notification of Grant of Option issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.

12.                               Contents of Notification of Grant of Option

A Notification of Grant of Option issued in respect of an Option shall state:

a)                                     that it is issued in respect of an Option;

b)                                     the Date of Grant of the Option;

c)                                      the number of Shares subject to the Option;

d)                                     the exercise price of the Shares under Option;

e)                                      any performance target or other condition imposed on the exercise of the Option; and

f)                                       the date(s) on which the Option will ordinarily become exercisable.

13.                               Earliest date for grant of Options

An Option may not be granted earlier than the Approval Date.

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14.                               Persons to whom Options may be granted

An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.  For the avoidance of doubt, and notwithstanding sections 1, 2.1(g) and 2.1(t)(iii) of the Plan an Option may not be granted under the Sub-Plan to a Consultant.

15.                               Options non transferable

An Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

The reference in section 3.6 of the Plan to transfers of Options to a spouse, a personal holding company or family trust controlled by a Participant and the reference to Beneficiaries in section 2.1(b) of the Plan shall be disapplied for the purposes of the Sub-Plan.

16.                               Limit on number of Shares placed under Option under Sub-Plan

For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of section 3.2of the Plan.

17.                               Inland Revenue limit (£30,000)

An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the Board of Inland Revenue under Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling £30,000 or such other limit as may from time to time be specified in paragraph 28 of Schedule 9 to ICTA 1988(ix).  For this purpose, the United Kingdom sterling equivalent of the Market Value of a Share on any day shall be determined by taking the noon day sterling/US dollar exchange rate for that day as quoted by the Bank of Canada.

18.                               Exercise price of Shares under Option

The amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.                              Performance target or other condition imposed on exercise of Option

Any performance target or other condition imposed on the exercise of an Option under section 6.3 of the Plan shall be:

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19.1                         objective;

19.2                        such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

19.3                         stated on the Date of Grant.

If an event occurs as a result of which the Committee considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and substitutes, varies or waives under section 3.4 of the Plan the performance target or condition, such substitution, variation or waiver shall:

19.4                         be reasonable in the circumstances; and

19.5                         produce a fairer measure of performance and be neither materially more nor less difficult to satisfy.

20.                               Exercise of Options by leavers

The period during which an Option shall remain exercisable following termination of employment shall be as stated in the Notification of Grant of Option or in the absence of any stated period therein shall be as set out in section 7.3 of the Plan, except that the reference in section 7.3 of the Plan to “unless the Company at any time otherwise determines” shall be disapplied for the purposes of the Sub-Plan.

21.                               Latest date for exercise of Options

The period during which an Option shall remain exercisable shall be stated in the Notification of Grant of Option and any Option not exercised by that time shall lapse immediately.

22.                               Material Interest

An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

23.                               Manner of payment for Shares on exercise of Options

The amount due on the exercise of an Option shall be paid in cash or by cheque or banker’s draft and may be paid out of funds provided to the Option Holder on loan by a bank, broker or other person. For the avoidance of doubt, the exercise procedure in section 7.5 of the Plan shall be disapplied for the purposes of the Sub-Plan if this involves a broker transferring to the Company the sale proceeds of optioned Shares.  The date of

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exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option.

24.                               Issue or transfer of Shares on exercise of Options

The Company shall, as soon as reasonably practicable after the date of exercise of an Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Shares specified in the notice of exercise and shall deliver to the Option Holder, or procure the delivery to the Option Holder of, a share certificate in respect of such Shares together with, in the case of the partial exercise of an Option, a Notification of Grant of Option  in respect of, or the original Notification of Grant of Option endorsed to show, the unexercised part of the Option, subject only to compliance by the Option Holder with the rules of the Sub-Plan and subject to any delay as necessary to complete or obtain:

24.1              the listing of the Shares on any stock exchange on which Shares are then listed;

24.2              such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable; or

24.3              the making of provision for the payment or withholding of any taxes required to be withheld in accordance with the applicable law of any foreign jurisdiction in respect of the exercise of the Option or the receipt of the Shares

25.                               Rights attaching to Shares issued on exercise of Options

All Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

Reference in section 6.3(b)(iii) of the Plan to imposing restrictions of the re-sale of Shares acquired on the exercise of Options shall be disapplied to the extent that these do not apply to all share of the same class or not otherwise permitted by paragraph 12(2) of Schedule 9 to ICTA.

26.                               Amendment of Sub-Plan

Notwithstanding section 3.4 of the Plan, no amendment of the  Sub-Plan, shall take effect until it has been approved by the Inland Revenue.

27.                               Adjustment of Options

Notwithstanding section 9.1of the Plan, no adjustment may be made to an Option until it has been approved by the Inland Revenue.

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28.                              Exercise of discretion by Committee

In exercising any discretion which it may have under the Sub-Plan, the Committee shall act fairly and reasonably.

29.                               Disapplication of certain provisions of Plan

The provisions of the Plan dealing with:

a)                                      Rights;

b)                                      Performance Units; and

c)                                       loans to Participants

shall not form part of, and no such rights may be granted under, the Sub-Plan.

Notes

(i) The Company is the “grantor” as defined in paragraph 1 of Schedule 9 to ICTA 1988 because it has established the Sub-Plan. In most cases, it will also be the Company which grants options under the Sub-Plan, although this is not a requirement of UK tax legislation.

(ii) A company is treated as another’s “associated company” at a given time if, at that time or at any other time within one year previously, one of the two has control of the other, or both are under the control of the same person or persons.  A person is taken to have control of a company if he exercises, or is able to exercise or is entitled to acquire, direct or indirect control over the company’s affairs and, in particular, if he possesses or is entitled to acquire the greater part of the company’s issued share capital or the voting power in the company. UK tax legislation contains two definitions of control: the definition of control here is different from that in paragraph 4 below.

(iii) A close company is a company which is under the control (as defined in paragraph 1 above) of five or fewer participators (eg shareholders) or of  any number of participators who are directors. There are attributed to a participator all the rights and powers (eg shares, voting power) of, inter alia, a company which he controls or of an “associate”  (eg relative) of his. Ordinarily, a company is excluded from being a close company if it is non UK resident or 35% of the voting power in the company is held by the public and its shares have been listed, and the subject of dealings, on a recognised stock exchange within the preceding 12 months. However, for the purpose of the material interest test (see paragraph 5 below), this exclusion does not apply with the result that the normal definition of a “close company” is extended.

(iv) A company is a member of a consortium owning another company if it is one of a number of companies which between them beneficially own not less than three-quarters of the other company’s ordinary share capital and each of which beneficially owns not less than one-twentieth of that capital.

(v) Control means the power of a person to secure:

(a)         by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b)         by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person.

(vi) The expression “recognised stock exchange” is defined in section 841 of ICTA 1988. “Recognised stock exchange” means the London Stock Exchange Limited and any stock exchange outside the UK which has been designated by the Inland Revenue as a recognised stock exchange. This includes, inter alia, the New York Stock

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Exchange, NASDAQ and any exchange registered with the US Securities and Exchange Commission as a national securities exchange. However, clearance is required from the Shares Valuation Division before the NASDAQ price may be used to determine the market price of a NASDAQ listed share.

(vii) A person has a material interest in a company if he, either on his own or with one or more associates, or if any associate of his with or without such other associates:

(a)         is the beneficial owner of, or able, directly or through the medium of other companies, or by any other indirect means to control, more than 10 per cent of the ordinary share capital of the company; or

(b)         where the company is a close company, possesses, or is entitled to acquire, such rights as would, in the event of the winding-up of the company or in any other circumstances, give an entitlement to receive more than 10 per cent of the assets which would then be available for distribution among the participators.

(viii) The shares used in the scheme must be:

(a)         ordinary shares;

(b)         fully paid up;

(c)          not redeemable; and

(d)         save for certain limited exceptions, not subject to any restrictions which do not apply to all shares of the same class.

The shares used in the scheme must be:

(a)         of a class listed on a recognised stock exchange; or

(b)         shares in a company which is not under the control of another company; or

(c)          shares in a company which is under the control of another company (other than a company which is, or would if resident in the UK be, a close company) whose shares are listed on a recognised stock exchange.

The shares used in the scheme form part of the ordinary share capital of:

(a)             the grantor (ie the company which has established the scheme); or

(b)             a company which has control of the grantor; or

(c)              a company which either is, or has control of, a company which is a member of a consortium owning either the grantor or a company having control of the grantor.

Where the company whose shares are to be used in a scheme has more than one class of ordinary share, the majority of the issued shares of the same class as those which are to be used must be either employee control shares (see below) or:

(a)         must not be held by persons (including trustees holding shares on behalf of such persons) who acquired their shares in pursuance of a right conferred on them or opportunity offered to them as directors or employees of any company, and not in pursuance of an offer to the public; and

(b)         if the shares are not listed on a recognised stock exchange and the company is under the control of another company whose shares are so listed, must not be held by companies which have control of the company whose shares are in question or of which that company is an associated company.

Shares are employee control shares if:

(a)         the persons holding them are, by virtue of their holding of shares of that class, together able to control the company; and

(b)        those persons are, or have been, employees or directors of the company or of another company which is under the control of the company.

(ix) UK tax legislation imposes a limit (currently £30,000) on the “value” of the outstanding options which may be held by an individual participant in an Inland Revenue approved executive share option scheme.

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